Exhibit 10.17

FIDELITY & GUARANTY LIFE

2013 RESTRICTED STOCK AGREEMENT (FOR COMPENSATION COMMITTEE MEMBER)
This RESTRICTED STOCK AGREEMENT, dated as of December 12, 2013 (the “Grant Date”) (this “Agreement”) is entered into by and between Fidelity & Guaranty Life, a Delaware corporation (the “Company”) and [[FIRSTNAME]] [[LASTNAME]] (the “Employee”).
WHEREAS, the Company and the Employee intend hereby to enter into this Agreement to evidence the Award of Restricted Stock to the Employee.
NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein, the parties hereto agree as follows:
The Company and the Employee hereby agree as follows:
Section 1.Grant of Restricted Stock. Subject to the terms of this Agreement, the Company hereby evidences and confirms, effective as of the date hereof, its grant to the Employee of the number of shares of Restricted Stock specified on the signature page hereof. This grant is not made under the Plan; however, this grant shall be construed and administered as though it were subject to the terms of the Plan. As of the Grant Date, the Restricted Stock will be registered in the Employee’s name. The Employee agrees that, within twenty-five days of the Grant Date, the Employee shall give notice to the Company as to whether or not the Employee has made an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Stock.
Section 2.Vesting and Forfeiture
(a)Based on Continued Employment. The Restricted Stock shall vest in three equal installments on the first through third anniversaries of the Grant Date, subject to the Employee’s continued employment with the Company through the applicable vesting date.
(b)Alternative Award. No acceleration of vesting shall occur with respect to Restricted Stock if the Committee reasonably determines prior to the Change in Control that the Restricted Stock agreement shall be honored or assumed, or new rights substituted therefor following the Change in Control (such honored, assumed, or substituted award, an “Alternative Award”), provided that any Alternative Award must:
(i)Give the Employee who held Restricted Stock rights and entitlements substantially equivalent to or better than the rights and terms applicable under this Restricted Stock agreement, including but not limited to an identical or better vesting schedule; and
(ii)Have terms such that if, following a Change in Control, an Employee’s employment is involuntarily or constructively terminated (other than for Cause) at a time when any portion of the Alternative Award is non-vested, the non-vested portion of such Alternative Award shall immediately vest in full. For purposes of this Section 2(b), involuntary termination of employment refers to actual, involuntary termination of employment (other than for Cause), and constructive termination of employment refers to any of the following (other than for Cause) occurring within two years following the Change in Control: (A) material diminution in duties; (B) material diminution in compensation, or (C) a requirement to relocate to a primary place of business more than 50 miles from Employee’s primary plan of business immediately prior to the Change in Control.

(c)Notwithstanding Section 2(b), if the Committee, in its discretion, determines that the Employee will not receive an Alternative Award, any Restricted Stock that is unvested as of the Change in Control shall automatically become vested as of the Change in Control (provided that the Employee has remained continuously employed by the Company through the Change in Control).
(d)Limitation of Benefits. In the event that it is determined that any acceleration of vesting, payment or other value provided under this Agreement in connection with a change in control would be considered “parachute payments” within the meaning of Section 280G of the Code (the “Parachute Payments”) that, but for this Section 6(c) would be payable to Grantee hereunder, and would, when combined with any other Parachute Payments under any other agreement or arrangement, exceed the greatest amount of Parachute Payments that could be paid to Employee without giving rise to any liability for the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the aggregate amount of Parachute Payments payable to Employee hereunder shall be reduced such that it shall not exceed the amount that produces the greatest after-tax benefit to Employee after taking into account any Excise Tax to be payable by Employee.
(e)Discretionary Acceleration. The Board, in its sole discretion, may accelerate the vesting of all or a portion of the Restricted Stock at any time and from time to time.
(f)Effect of Termination of Employment. If the Employee’s employment with the Company is terminated by the Employee or by the Company, any unvested Restricted Stock shall be forfeited as of the date of termination.
(g)No Other Accelerated Vesting. The vesting provisions set forth in this Section 2, or expressly set forth in the Plan, shall be the exclusive vesting provisions applicable to the shares of Restricted Stock and shall supersede any other provisions relating to vesting, unless such other such provision expressly refers to this Agreement by name and date.

Section 3.Dividends
If the Company pays any cash dividend on the Stock, the Company shall credit to the Employee’s account an amount equal to the product of (x) the number of shares of unvested Restricted Stock as of the record date for such distribution times (y) the per share amount of such dividend on Stock. Any cash amounts credited to the Employee’s account shall be paid to the Employee on the applicable Vesting Date (as defined below), or alternatively, shall be forfeited at the same time Employee’s unvested Restricted Stock is forfeited. If the Company makes any dividend payment on the Stock in the form of Stock or other securities, the Company will credit the Employee’s account with that number of additional shares of Stock or other securities that would have been distributed with respect to that number of shares of Stock underlying the unvested Restricted Stock as of the record date thereof. Any such additional shares of Stock or other securities shall be subject to the same vesting and transfer restrictions as apply to the Restricted Stock.
Section 4.Vesting of Restricted Stock
On each date on which shares of Restricted Stock become vested pursuant to this Agreement (each, a “Vesting Date”), subject to Section 8(a), the shares of Restricted Stock that have then vested (the “Vested Shares”) shall cease to be subject to this Agreement.
Section 5.Employee’s Representations and Warranties
(a)Access to Information, Etc. The Employee represents and warrants as follows:
(i)the Employee understands the terms and conditions that apply to the Restricted Stock and the risks associated with the Restricted Stock; and

(ii)as of the Grant Date, the Employee is an officer or employee of the Company or one of its Subsidiaries.
(b)No Right to Awards. The Employee acknowledges and agrees that the grant of any Restricted Stock (i) is being made on an exceptional basis and is not intended to be renewed or repeated, (ii) is entirely voluntary on the part of the Company and its Subsidiaries; and (iii) should not be construed as creating any obligation on the part of the Company or any of its Subsidiaries to offer any Restricted Stock in the future.
Section 6.Restriction on Transfer; Legending.
(a)Prior to the applicable vesting date, the Restricted Stock is not assignable or transferable, in whole or in part, and it may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise). Any purported transfer in violation of this Section 6 shall be void ab initio.
(b)Prior to the applicable Vesting Date, a restrictive legend shall be placed on any certificates representing the shares of Restricted Stock that makes clear that the shares are subject to the vesting conditions set forth in this Agreement and a notation shall be made in the appropriate records of the Company or any transfer agent indicating that the shares are subject to such restrictions.
Section 7.Certain Definitions. As used in this Agreement, capitalized terms that are not defined herein have the respective meanings given to them in the Plan, and the following additional terms shall have the following meanings:
“Agreement” means this Employee Restricted Stock Agreement, as amended from time to time in accordance with the terms hereof.
“Cause” as to any Employee who is party to an employment agreement with the Company or a Subsidiary or Affiliate, has the same meaning as set forth in such employment agreement. In the absence of such an employment agreement, “Cause” shall mean the Employee (i) shall have been convicted, indicted for, or entered a plea of nolo contendere to, any felony or any other act involving fraud, theft, misappropriation, dishonesty, or embezzlement, (ii) shall have committed intentional and willful acts of misconduct that materially impair the goodwill or business of the Company or cause material damage to its property, goodwill, or business, or (iii) shall have willfully refused to, or willfully failed to, perform in any material respect his or her duties, provided, however, that no such termination for Cause under clause (iii) shall be effective unless the Employee does not cure such refusal or failure to the Company’s reasonable satisfaction as soon as practicable after the Company gives the Employee written notice identifying such refusal or failure (and, in any event, within ten (10) calendar days after receipt of such written notice). The determination as to whether “Cause” has occurred shall be made by the Committee, which shall have the authority to waive the consequences under the Plan of the existence or occurrence of any of the events, acts or commissions constituting “Cause.” A termination for Cause shall be deemed to include a determination following an Employee’s termination of employment for any reason that circumstances existed prior to such termination sufficient for the Company or one of its Subsidiaries or Affiliates to have terminated such Employee’s employment for Cause.
“Employee” means the grantee of the Restricted Stock whose name is set forth on the signature page of this Agreement (whether an employee, consultant or director); provided that following such person’s death the “Employee” shall be deemed to include such person’s beneficiary or estate and following such person’s Disability, the “Employee” shall be deemed to include such person’s legal representative.
“Plan” means the Fidelity & Guaranty Life 2013 Stock Incentive Plan, as amended from time to time in accordance with its terms. This grant is not made under the Plan; however, this grant shall be construed and administered as though it were subject to the terms of the Plan.
“Restricted Stock” means the Stock evidenced by (and subject to the terms and conditions of) this Agreement.
“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Vested Shares” has the meaning given in Section 4.
“Vesting Date” has the meaning given in Section 4.
Section 8.Miscellaneous
(a)Withholding. The Company or one of its Subsidiaries shall require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding obligations that may arise in connection with the vesting of the Restricted Stock. In order to give effect to this Section 8(a), if so permitted by the Committee, the Company may retain a number of shares of Restricted Stock that have an aggregate Fair Market Value as of the Vesting Date equal to the amount of such taxes required to be withheld (and the Employee shall thereupon be deemed to have satisfied his obligations under this Section 8(a)). The number of shares of Restricted Stock subject to vesting on such Vesting Date shall thereupon be reduced by the number of shares so retained. The foregoing method of withholding shall not be applied to the extent that the Employee elects to satisfy his withholding obligation by delivery of cash to the Company from other sources. In addition, the foregoing method of withholding shall not be available if withholding in this manner would violate any financing instrument of the Company or any of its Subsidiaries.
(b)Authorization to Share Personal Data. The Employee authorizes any affiliate of the Company that employs the Employee or that otherwise has or lawfully obtains personal data relating to the Employee to divulge such personal data to the Company if and to the extent appropriate in connection with this Agreement.
(c)Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the other:
(i)if to the Company, to it at:
Fidelity & Guaranty Life
1001 Fleet Street, 6th Floor
Baltimore, MD 21202
Att: General Counsel

With a copy to:
Harbinger Group, Inc.
450 Park Ave, 30th Floor
New York New York 10022
Att: General Counsel
(ii)if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.
(d)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(e)Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.
(f)Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.
(g)Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.
(h)Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
(i)Arbitration; Waiver of Jury Trial. Any dispute, controversy or claim arising out of or pursuant to this Agreement, or any undertakings, covenants and agreements incorporated by reference into this Agreement shall be adjudicated in accordance with Section 5 of the Plan (even though this grant is not made under the Plan).
(j)Titles and Headings. The titles and headings of the sections in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.
(k)Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine; the plural shall include the singular and the singular shall include the plural.
(l)Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
(m)No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.
(n)Clawback. Employee acknowledges and agrees to be bound by the clawback provisions set forth in Section 20(b) of the Plan (even though this grant is not made under the Plan).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.
FIDELITY & GUARANTY LIFE
By:
Name: Lee Launer
Title: President & CEO
THE EMPLOYEE:

[[FIRSTNAME]] [[LASTNAME]]

Total Number of Shares of Restricted Stock (Common Stock) Granted Pursuant to this Agreement:	[[SHARESGRANTED]]